Exhibit 10.2

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PUT AND CALL OPTION AGREEMENT

This PUT AND CALL OPTION AGREEMENT (this “Agreement”), dated as of October 13, 2020 (“Effective Date”), is made by and among

On one side

Entravision Digital Holdings, LLC, a limited liability company validly incorporated and existing under the Laws of the State of Delaware, with corporate address at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, United States of America, (the “Buyer”). The Buyer is duly represented by Ms. Marina Marta Bru Cruz, [omitted information], pursuant to power of attorney granted in Santa Mónica, State of California, on September 22, 2020 before the Notary of Los Angeles [omitted information], duly apostilled.

On the other side

Mr. Carlos Córdoba, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Argentinian national ID number [omitted information], in force, with Spanish Foreign Identification Number (NIE) [omitted information], in force.

Mr. Germán Herebia, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Argentinian national ID number [omitted information], in force, with Spanish Foreign Identification Number (NIE) [omitted information], in force.

Mr. Rodrigo Marcos, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Argentinian national ID number [omitted information], in force, with Spanish Foreign Identification Number (NIE) [omitted information], in force.

Mr. Lucas Morea, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Argentinian national ID number [omitted information] in force, with Spanish Foreign Identification Number (NIE) [omitted information], in force.

Mr. Carlos Córdoba, Mr. Germán Herebia, Mr. Rodrigo Marcos and Mr. Lucas Morea are collectively referred to herein as the “Individual Sellers” and each of them individually as a “Individual Seller”. The Individual Sellers are duly represented by Mr. Carlos Córdoba, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Argentinian national ID number [omitted information], in force, with Spanish Foreign Identification Number (NIE) [omitted information], in force, by virtue of powers of attorney duly granted.

Sorin Properties, S.L., a company validly incorporated and existing under the Laws of the Netherlands Antilles, pursuant to public deed granted on July 7, 1980, which domicile was transferred to Spain by means of public deed granted before the public Notary of Madrid, [omitted

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information], on December 20, 2001, under number 4,624 of his records, with corporate address at Calle Alfonso XII, 26, bajo, Madrid, 28014, Spain, registered at the Commercial Registry of Madrid under volume 17229, folio 46, page number M-295255, and with Spanish Tax ID number [omitted information] (“Sorin Properties”). Sorin is duly represented by Mr. Francisco Duque Delgado, of legal age, [omitted information], with address for the purposes of this agreement at [omitted information], with Spanish national ID number [omitted information], in force, pursuant to his position as joint director of Sorin.

Mr. Carlos Córdoba, Mr. Germán Herebia, Mr. Rodrigo Marcos, Mr. Lucas Morea and Sorin Properties are collectively referred to herein as “Sellers” and each of them individually as a “Seller”.

On the Other Side

Entravision Communications Corporation, a corporation validly formed and existing under the Laws of the State of Delaware, with corporate address at 2425 Olympic Blvd., Suite 6000 West, Santa Monica, California 90404, United States of America (the “Guarantor”). The Guarantor is duly represented by Ms. Blanca Puyol Martínez-Ferrando, of legal age, [omitted information], pursuant to power of attorney granted in Santa Mónica, State of California, on  October 7, 2020 before the Notary of Los Angeles [omitted information], duly apostilled.

The Sellers, the Buyer and the Guarantor are collectively referred to herein as “Parties” and each of them individually as a “Party”.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A.Immediately prior to the Closing, the Sellers are the sole registered legal owners of all of the issued and outstanding shares (participaciones sociales) of Redmas Ventures, S.L., a company validly incorporated and existing under the Laws of Spain, pursuant to public deed granted before the Notary of Madrid Mr. Ignacio Gil-Antuñano Vizcaino, on August 31, 2012, under number 3654 of his records, with corporate address at Calle Alfonso XII, 26, bajo, Madrid, 28014, Spain, registered at the Commercial Registry of Madrid under volume 30323, folio 33, sheet M-545813, and holder of Tax ID number [omitted information] (the “Company”), representing 100% of its share capital, in the amount and with the numbering detailed on Exhibit A (collectively, the “Shares”), pursuant to the titles of ownership detailed in said Exhibit A.

B.This Agreement is being executed and delivered pursuant to that certain share purchase agreement, dated as of even date hereof (the “Purchase Agreement”), by and among the Buyer and the Sellers pursuant to which the Sellers have sold and transferred to the Buyer, and the Buyer has purchased from the Sellers, in aggregate 51% of the Shares (the “Sale Shares”).

C.As part of the Purchase Agreement, the parties are executing and delivering this Agreement on the Closing Date in order to provide for put and call options in relation to all Shares owned or held by the Sellers (or any of their Affiliates, where applicable) at the time either of such

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options is exercised (the “Option Shares”) on the terms and subject to the conditions set forth herein.

D.The Buyer desires to have the right to call from Sellers, and the Sellers desire to become obligated to sell to Buyer, the Option Shares on the terms and subject to the conditions set forth herein.

E.The Sellers desire to have the right to put to Buyer, and Buyer desires to become obligated to purchase from Sellers, the Option Shares on the terms and subject to the conditions set forth herein.

F.It is a condition and material inducement to the Sellers’ willingness to enter into the Purchase Agreement and this Agreement that Guarantor provide its unconditional guarantee of the Buyer’s obligations hereunder.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions and Interpretive Matters.

(a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“2023 EBITDA” has the meaning set forth in Section 3(b).

“Accelerated Put Closing Date” has the meaning set forth in Section 4(g).

“Accelerated Put Exercise Notice” has the meaning set forth in Section 4(c).

“Accelerated Put Matters” has the meaning set forth in Section 4(a).

“Accelerated Put Objection” has the meaning set forth in Section 4(d).

“Accelerated Put Objection Period” has the meaning set forth in Section 4(d).

“Accelerated Put Option Period” has the meaning set forth in Section 4(a).

“Accelerated Put Purchase Price” has the meaning set forth in Section 4(c).

“Accelerated Put Rejection Notice” has the meaning set forth in Section 4(c)

“Accelerated Put Right” has the meaning set forth in Section 4(a).

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“Accelerated Put Right Event” has the meaning set forth in Section 4(a).

“Accelerated Put Valuation Statement” has the meaning set forth in Section 4(c).

“Agreement” has the meaning set forth in the preamble.

“Arbitration Firm” means PricewaterhouseCoopers in the United States, or if such firm is unable or unwilling to act in such capacity, the Arbitration Firm will be such “Big 4” accounting firm in the United States selected by agreement of Buyer and the Sellers Representative, provided that Buyer and the Sellers Representative agree that such firm shall not have any material commercial or professional relationship with any of the parties hereto.

“Business” means the business of developing, operating, providing, marketing and/or selling Company Products and Services by the Company and its Subsidiaries or any successor entity(ies) or business unit, as applicable.

“Buyer” has the meaning set forth in the preamble.

“Buyer Accelerated Put Response” has the meaning set forth in Section 4(d).

“Buyer Call Response” has the meaning set forth in Section 2(d).

“Buyer Put Response” has the meaning set forth in Section 3(d).

“Call Closing Date” has the meaning set forth in Section 2(g).

“Call Exercise Notice” has the meaning set forth in Section 2(c).

“Call Measurement Period” means the trailing four calendar quarters ending on the date of the quarterly or annual financial statements included in Entravision’s most recent Form 10-Q or Form 10-K filed with the SEC preceding Buyer’s delivery of the Call Exercise Notice in accordance with this Agreement; provided, that if Entravision is not obligated to make such filings with the SEC or does not comply with its obligation to make such filings with the SEC, then the Call Measurement Period shall mean the trailing four calendar quarters ending on the last day of the most recently completed calendar quarter that is 90 days prior to delivery by Buyer of the Call Exercise Notice in accordance with this Agreement (e.g., if Buyer delivers the Call Exercise Notice on October 15, 2024, the Call Measurement Period will be the trailing four calendar quarters ending on June 30, 2024); provided further that the Call Measurement Period shall begin no earlier than January 1, 2023, and in the event Buyer delivers the Call Exercise Notice prior to the date that Entravision’s Form 10-K for calendar year 2023 (the “2023 10-K”) is filed with the SEC then Buyer shall not be obligated to deliver the Call Valuation Statement until 10 Business Days following the date the 2023 10-K is filed with the SEC (and the Sellers Representative’s Call Objection Period will commence upon Seller’s delivery of the Call Valuation Statement).

“Call Objection” has the meaning set forth in Section 2(d).

“Call Objection Period” has the meaning set forth in Section 2(d) .

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“Call Option Period” has the meaning set forth in Section 2(a).

“Call Purchase Price” has the meaning set forth in Section 2(c).

“Call Right” has the meaning set forth in Section 2(a).

“Call Valuation Statement” has the meaning set forth in Section 2(c).

“COGS” (i.e., “Cost of Goods Sold”) means the costs that are directly related to creating or providing the Company Products and Services , calculated in accordance with GAAP.

“Company” has the meaning set forth in the recitals.

“Company Products and Services” means all products and services developed, operated, provided, marketed and/or sold by the Company and its Subsidiaries.

“Company Valuation” means an amount in U.S. Dollars representing the valuation of the Business, which amount will be calculated as follows: the amount equal to: (i) the EBITDA for the Relevant Measurement Period calculated in accordance with the provisions of this Agreement multiplied by (ii) six.

“Designated Courts” has the meaning set forth in Section 7(k).

“Disputed Accelerated Put  Item” has the meaning set forth in Section 4(d).

“Disputed Call Item” has the meaning set forth in Section 2(d).

“Disputed Put Item” has the meaning set forth in Section 3(d).

“EBITDA” means an amount in U.S. Dollars equal to (i) Net Revenue for the Relevant Measurement Period, minus (ii) the Expenses for the Relevant Measurement Period, in each case calculated in accordance with GAAP, excluding the effects of acquisition accounting under ASC 805, Business Combinations, as it relates to the transactions contemplated by this Agreement, the Purchase Agreement or any of the other Ancillary Agreements.

“Effective Date” has the meaning set forth in the preamble.

“Entravision” means Entravision Communications Corporation, a Delaware corporation.

“Expenses” means the expenses of the Business related to the development, provision, marketing, sale and other operations related to the Company Products and Services during the Relevant Measurement Period, as determined in accordance with GAAP. Without limiting the generality of the foregoing, “Expenses” will include the following costs, fees and expenses:

(i)COGS; and

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(ii)the following operating expenses, without duplication:

(1)travel and entertainment (and related) expenses;

(2)expenses relating to marketing and public relations related to Company Products and Services;

(3)all rent and other payments pursuant to leases for real estate;

(4)all legal expenses and fees incurred or accrued by the Business;

(5)all expenses and fees incurred or accrued relating to human resources and other administrative and operational expenses related to the Business;

(6)any costs, Taxes or expenses associated with severance paid to terminated employees;

(7)all technology and IT expenses, including related to the research, development or deployment of any Company Products and Services, but excluding any such expenses that are capitalized in accordance with GAAP;

(8)all foreign currency transaction gains and losses with respect to the Business, excluding foreign currency translation gains and losses that are classified as other comprehensive income in accordance with GAAP;

(9)all selling, general, and administrative expenses related to the Business; and

(10)all expenses actually incurred for items identified in the annual budget relating to accounting, bookkeeping and financial reporting with respect to the operation of the Business, including the Chief Financial Officer of the Group Companies and the financial and accounting staff.

Notwithstanding anything in the foregoing to the contrary, the following will be excluded from Expenses during the Relevant Measurement Period: (a) all third-party interest expenses, (b) all income tax expenses, (c) all depreciation and amortization expenses and impairment of assets,  and (d) expenses that are (1) actually incurred during the Relevant Measurement Period, (2) identified as an expense to be excluded from Expenses pursuant to the Annual Budget or a written request by the Key Managers to the Board setting forth in detail the intended use and amount of such expense, and (3) approved by the Board to be excluded from Expenses, related to the following: any extraordinary item, any merger or acquisition by the Company of another business, restructuring by the Company or incurred in the development of or launch of new lines of business or new publishers.

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“GAAP” means U.S. Generally Accepted Accounting Principles as applied by Entravision in the preparation of its financial statements reflecting the results of operations during the Relevant Measurement Period, as filed with the SEC by Entravision in the event Entravision is obligated to make such filings.

“Guaranteed Obligations” has the meaning set forth in Section 8(a).

“Guarantor” means Entravision Communications Corporation, a Delaware corporation.

“Net Revenue” means, with respect to the Relevant Measurement Period, an amount equal to (i) gross revenue generated from the sale of Company Products and Services to third parties, less (ii) third party advertising agency commissions, less (iii) ordinary adjustments for under delivery; in each case of (i), (ii), and (iii) calculated in accordance with GAAP.

“Option Shares” has the meaning set forth in the recitals.

“Prepayment” has the meaning set forth in Section 5(a).

“Prepayment Notice” has the meaning set forth in Section 5(a).

“Purchase Agreement” has the meaning set forth in the recitals.

“Put Closing Date” has the meaning set forth in Section 3(g).

“Put Exercise Notice” has the meaning set forth in Section 3(c).

“Put Objection” has the meaning set forth in Section3(d).

“Put Objection Period” has the meaning set forth in Section 3(d).

“Put Option” has the meaning set forth in Section 3(a).

“Put Option Period” has the meaning set forth in Section 3(a).

“Put Purchase Price” has the meaning set forth in Section 3(c).

“Put Rejection Notice” has the meaning set forth in Section 3(c).

“Put Right” has the meaning set forth in Section 3(a).

“Put Valuation Statement” has the meaning set forth in Section 3(c).

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“Relevant Measurement Period” means, (i) in respect of the calculation of the Call Purchase Price pursuant to Section 2(c), the Call Measurement Period; (ii) in respect of the calculation of the Put Purchase Price pursuant to Section 3(c), calendar year 2023; and (iii) in respect of the calculation of the Accelerated Put Purchase Price pursuant to Section 4(c), the calendar year preceding the year in which the Accelerated Put Right is exercised, as the case may be.

“Sale Shares” has the meaning set forth in the recitals.

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble.

“Sellers representative” has the meaning set forth in Section 7(r).

“Seller Ownership Percentage” shall mean, in respect of each Seller, the quotient, reflected as a percentage and rounded to the nearest decimal point, determined by dividing (i) the total number of issued and outstanding shares of the Company owned by such Seller and its Affiliates (where applicable), by (ii) the total number of issued and outstanding shares of the Company owned by all shareholders of the Company and the total number of shares of the Company issuable in connection with all outstanding securities convertible or exercisable into shares of the Company.

“Shareholders Agreement” means the shareholders agreement executed on the date hereof by and among the Sellers, the Buyer and the Company.

“Shares” has the meaning set forth in the recitals.

(b)Purpose of the Agreement. The purpose of this Agreement is to set forth (i) the terms and conditions agreed by the Parties, and therefore binding upon them, pursuant to which the Buyer is granted the Call Right and the Sellers are granted the Put Right; and (ii) certain other agreements reached by the Parties in respect of the Call Right and the Put Right.

2.Call Option.

(a)During the period commencing on January 1, 2024, at 00:01 a.m. Eastern time and ending on December 31, 2024, at 11:59 p.m. Eastern time (such period, the “Call Option Period”), the Buyer is hereby granted the right and option, but not the obligation, to purchase from the Sellers all, but not less than all, of the Option Shares (the “Call Right”).

(b)Notwithstanding any provision of this Agreement to the contrary, the Call Right may not be exercised if (i) the Sellers Representative shall have delivered to the Buyer the Put Exercise Notice pursuant to Section 3(c) unless (A) a Put Rejection Notice has been delivered pursuant to the provisions of Section 3(c) or (B) the Put Exercise Notice is deemed withdrawn pursuant to the provisions of Section 3(g) or (ii) if the Sellers Representative shall have delivered to the Buyer an Accelerated Put Exercise Notice pursuant to Section 4(c).

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(c)Subject to Section 2(b), the Buyer may exercise the Call Right by delivering written notice of such exercise (the “Call Exercise Notice”) to the Sellers Representative at any time during the Call Option Period.  Upon delivery of a Call Exercise Notice in accordance with this Section 2, the Sellers will be obligated to sell and transfer to Buyer (or one or more of its delegates), and the Buyer (or one or more of its delegates) will be obligated to purchase from the Sellers, the Option Shares for an aggregate purchase price that equals the result of (i) the Company Valuation multiplied by (ii) the aggregate Seller Ownership Percentage of all of the Sellers (the “Call Purchase Price”). The Call Exercise Notice will contain a statement (the “Call Valuation Statement”) setting forth the Buyer’s calculation of the Company’s EBITDA for the Call Measurement Period and based thereon Buyer’s determination of the Company Valuation and the Call Purchase Price.

(d)The Sellers Representative will have 20 Business Days from its receipt of the Call Exercise Notice (the “Call Objection Period”) to review the Call Valuation Statement. Upon the expiration of the Call Objection Period, the Sellers Representative will be deemed to have accepted (and will be deemed to have waived all rights with respect to), and will be bound by, the Call Valuation Statement and the calculation of the Company Valuation and Call Purchase Price set forth therein, unless the Sellers Representative has notified the Buyer in writing of its disagreement with the Call Valuation Statement prior to the expiration of the Call Objection Period (the “Call Objection”), specifying each disputed item (each, a “Disputed Call Item”) and setting forth in reasonable detail the basis for each Disputed Call Item.  The Buyer will have 20 Business Days from the date on which it receives the Call Objection to review and respond to such Call Objection (“Buyer Call Response”).  To the extent the Buyer and the Sellers Representative are able to negotiate in good faith mutually agreeable resolutions for the Disputed Call Items, the Call Valuation Statement will be modified as necessary to reflect such mutually agreed resolution(s). If the Buyer and the Sellers Representative are able to resolve all Disputed Call Items, the Call Valuation Statement and the calculation of the Company Valuation and Call Purchase Price set forth therein, as modified by such resolutions, will be deemed final, non-appealable and binding among the Buyer, the Sellers and the Seller Representative for all purposes of this Agreement.

(e)If the Sellers Representative and the Buyer are unable to resolve all Disputed Call Items within 20 Business Days after delivery of the Buyer Call Response (or such longer period as may be mutually agreed by the Buyer and the Sellers Representative in writing), then the Disputed Call Items shall be submitted to the Arbitration Firm, which shall be jointly engaged by Buyer and the Sellers Representative, to promptly review the Call Valuation Statement and resolve such Disputed Call Items.  Buyer and the Sellers Representative will request that the Arbitration Firm render its determination within 60 days following submission to it of such Disputed Call Items.  The scope of the disputes to be resolved by the Arbitration Firm is limited to the Disputed Call Items.  In resolving any Disputed Call Item, the Arbitration Firm (i) will determine the Company’s EBITDA for the corresponding Relevant Measurement Period, the Company Valuation and the Call Purchase Price in accordance with the provisions of this Agreement, (ii) may not assign a value to any item greater than the greatest value claimed for such item by either the Buyer or the Sellers Representative or less than the smallest value claimed for such item by either the Buyer of the Sellers Representative and (iii) will base its determination solely on written materials submitted by the Buyer and the Sellers Representative (and not on any independent review).  Furthermore, the Parties acknowledge and agree that the Arbitration Firm shall have the sole and exclusive authority to resolve the Disputed Call Items even if the resolution

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of legal issues is required to revolve the Disputed Call Items.  The Parties further agree that the Arbitration Firm shall also have the sole authority to determine whether any such legal issues exist and, to the extent they do, to retain and consult with legal counsel of Arbitration Firm’s choosing with respect to legal conclusions or judgments arising from the Disputed Call Items, provided that the Parties agree that such legal counsel shall not have any material commercial or professional relationship with any of the Parties.  The costs of any fees and expenses of the Arbitration Firm will be borne in equal parts by the Buyer and the Sellers. All determinations made by the Arbitration Firm will be final, conclusive and binding on the Parties, absent fraud or manifest error on the part of the Arbitration Firm, upon which the Arbitration Firm will deliver to Buyer and the Sellers Representative a revised Call Valuation Statement setting forth the updated calculation of Company’s EBITDA for the Call Measurement Period, the Company Valuation and the Call Purchase Price, as modified by the Arbitration Firm’s final determinations, which will be deemed final, non-appealable and binding among the parties hereto for all purposes of this Agreement, and upon which a judgment may be rendered by a court of competent jurisdiction, and will not be subject to further appeal or review.  The Parties acknowledge and agree that this Section 2(d) is an enforceable arbitration provision under the Uniform Arbitration Act, Title 10, Section 5701 et. seq. of the Delaware Code.

(f)For purposes of complying with the terms of Section 2(e), each Party will cooperate with and make available to the other Parties and its representatives (i) information, records, data and working papers, and (ii) will permit access to its facilities and personnel, upon advance written notice of not less than two Business Days and during normal business hours, in each case as may be reasonably required in connection with the analysis of the Call Valuation Statement and the resolution of the Disputed Call Items so long as directly relevant to such analysis; provided, however, (i) in no event will any of the Parties be required to produce information that cannot be provided through such Party’s accounting or Tax reporting principles, methods or policies and reporting systems in the Ordinary Course of Business, (ii) the provision of any information or access pursuant to this Section 2(f) will be subject to execution of confidentiality agreements as requested by the applicable Party, and (iii) nothing in this Section 2(f) will require any party to disclose information that is subject to any applicable privilege, including, without limitation, attorney-client privilege or the privilege of attorney work product.

(g)Unless mutually agreed by the Sellers Representative and the Buyer in writing, the consummation of the sale and transfer of the Option Shares pursuant to this Section 2 will occur on a date (the “Call Closing Date”) determined by the Buyer, which date will be within 60 days after final determination of the Call Purchase Price pursuant to Section 2(d) or Section 2(e), as applicable.  No less than 10 days prior to the Call Closing Date, the Buyer will provide written notice to the Sellers Representative notifying it of the Call Closing Date.  On the Call Closing Date, (i) the Buyer and the Sellers will execute a public deed substantially in the form of Schedule 2(g) before a Notary Public nominated by the Buyer to formalize the sale and transfer of the Option Shares to the Buyer (or one or more of its delegates), and (ii) the Buyer will pay the corresponding Call Purchase Price, as finally determined pursuant to Section 2(d) or Section 2(e), to the Sellers by wire transfer of immediately available funds to the accounts designated in writing by the Sellers Representative and (iii) the Buyer and the Sellers will perform any further actions mutually agreed or required to formalize the sale and transfer of the Option Shares under applicable Spanish common Law (derecho común español). For the avoidance of doubt, the payment of the Call Purchase Price by the Buyer to the Sellers will be made proportionally to each Seller’s Ownership Percentage.

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3.Put Option.

(a)During the period commencing on March 15, 2024, at 00:01 a.m. Eastern time and ending 90 days thereafter (such period, the “Put Option Period”), the Sellers are hereby granted the right and option, but not the obligation, to sell and transfer to the Buyer (or one or more of its delegates) all, but not less than all, of the Option Shares owned by each of them (the “Put Right”). The Sellers agree that the Sellers Representative shall be able to decide, at its sole discretion, whether or not the Sellers shall exercise or not the Put Right, for which purposes the Sellers hereby grant the Sellers Representative will the full power and authority to exercise the Put Right on their behalf. Any decision by the Sellers Representative to exercise the Put Right on behalf of all the Sellers shall be final and binding upon them.

(b)Notwithstanding any provision of this Agreement to the contrary, the Put Right may not be exercised unless each of the following conditions precedent are satisfied: (i) the Business shall have achieved EBITDA for the calendar year 2023 (“2023 EBITDA”) of at least $9,500,000, as provided pursuant to Section 3(g); and (ii) the Buyer shall not have previously delivered to the Sellers Representative the Call Exercise Notice pursuant to Section 2(c).

(c)Subject to Section 3(b), the Sellers may exercise the Put Right by delivery from the Sellers Representative of written notice of such exercise (the “Put Exercise Notice”) to the Buyer at any time during the Put Option Period. Upon delivery of a Put Exercise Notice in accordance with this Section 3, the Buyer (or one or more of its delegates) will be obligated to purchase from the Sellers, and the Sellers will be obligated to sell and transfer to Buyer (or one or more of its delegates), the Option Shares for an aggregate purchase price that equals the result of (i) the Company Valuation multiplied by (ii) the aggregated Seller Ownership Percentage of all the Sellers (the “Put Purchase Price”). Within 30 days following the later of (A) Buyer’s receipt of the Put Exercise Notice or (B) Entravision’s filing with the SEC of its 2023 Form 10-K, if applicable, Buyer will prepare and deliver, or cause to be prepared and delivered, to the Sellers Representative a written statement (the “Put Valuation Statement”) setting forth (i) the Buyer’s calculation of the 2023 EBITDA, and (ii) based thereon, the Buyer’s determination of the Company Valuation and the Put Purchase Price. Within 20 Business Days following the Sellers Representative’s receipt of the Put Valuation Statement from Buyer, the Sellers Representative, on behalf of the Sellers, may elect to not exercise the Put Right by delivering written notice of such decision to Buyer (the “Put Rejection Notice”).

(d)The Sellers Representative will have 20 Business Days from its receipt of the Put Valuation Statement from the Buyer (the “Put Objection Period”) to review the Put Valuation Statement. Upon the expiration of the Put Objection Period, the Sellers Representative will be deemed to have accepted (and will be deemed to have waived all rights with respect to), and will be bound by, the Put Valuation Statement and the calculation of Company’s EBITDA for calendar year 2023, the Company Valuation and the Put Purchase Price set forth therein, unless Sellers Representative has notified Buyer in writing of its disagreement with the Put Valuation Statement prior to the expiration of the Put Objection Period (the “Put Objection”), specifying each disputed item (each, a “Disputed Put Item”) and setting forth in reasonable detail the basis for each Disputed Put Item.  The Buyer will have 20 Business Days from the date on which it receives the Put Objection to review and respond to such Put Objection (the “Buyer Put Response”).  To the extent the Buyer and the Sellers Representative are able to negotiate in good

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faith mutually agreeable resolutions for the Disputed Put Items, the Put Valuation Statement will be modified as necessary to reflect such mutually agreed resolution(s). If the Buyer and the Sellers Representative are able to resolve all Disputed Put Items, the Put Valuation Statement and the calculation of the Company’s EBITDA for calendar year 2023, the Company Valuation and the Put Purchase Price set forth therein, as modified by such resolutions, will be deemed final, non-appealable and binding among the Buyer, the Sellers Representative and the Sellers for all purposes of this Agreement.

(e)If the Sellers Representative and the Buyer are unable to resolve all Disputed Put Items within 20 Business Days after delivery of the Buyer Put Response (or such longer period as may be mutually agreed by the Buyer and the Sellers Representative in writing), then the Disputed Put Items shall be submitted to the Arbitration Firm, which shall be jointly engaged by Buyer and the Sellers Representative, to promptly review the Put Valuation Statement and resolve such Disputed Put Items.  Buyer and the Sellers Representative will request that the Arbitration Firm render its determination within 60 days following submission to it of such Disputed Put Items.  The scope of the disputes to be resolved by the Arbitration Firm is limited to the Disputed Put Items.  In resolving any Disputed Put Item, the Arbitration Firm (i) will determine the Company’s EBITDA for the corresponding Relevant Measurement Period, the Company Valuation and the Put Purchase Price in accordance with the provisions of this Agreement, (ii) may not assign a value to any item greater than the greatest value claimed for such item by either the Buyer or the Sellers Representative or less than the smallest value claimed for such item by either the Buyer or the Sellers Representative and (iii) will base its determination solely on written materials submitted by Buyer and the Sellers Representative (and not on any independent review).  Furthermore, the Parties acknowledge and agree that the Arbitration Firm shall have the sole and exclusive authority to resolve the Disputed Put Items even if the resolution of legal issues is required to resolve the Disputed Put Items.  The Parties further agree that the Arbitration Firm shall also have the sole authority to determine whether any such legal issues exist and, to the extent they do, to retain and consult with legal counsel of Arbitration Firm’s choosing with respect to legal conclusions or judgments arising from the Disputed Put Items, provided that the Parties agree that such legal counsel shall not have any material commercial or professional relationship with any of the Parties.  The costs of any fees and expenses of the Arbitration Firm will be borne in equal parts by the Buyer and the Sellers. All determinations made by the Arbitration Firm will be final, conclusive and binding on the Parties, absent fraud or manifest error on the part of the Arbitration Firm, upon which the Arbitration Firm will deliver to the Buyer and the Sellers Representative a revised Put Valuation Statement setting forth the updated calculation of Company’s EBITDA for the corresponding Relevant Measurement Period, the Company Valuation and the Put Purchase Price, as modified by the Arbitration Firm’s final determinations, which will be deemed final, non-appealable and binding among the parties hereto for all purposes of this Agreement, and upon which a judgment may be rendered by a court of competent jurisdiction, and will not be subject to further appeal or review.  The Parties acknowledge and agree that this Section 2(d) is an enforceable arbitration provision under the Uniform Arbitration Act, Title 10, Section 5701 et. seq. of the Delaware Code.

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(f)For purposes of complying with the terms of Section 3(e), each Party hereto (i) will cooperate with and make available to the other Parties and its representatives information, records, data and working papers, and (ii) will permit access to its facilities and personnel, upon advance written notice of not less than two Business Days and during normal business hours, in each case as may be reasonably required in connection with the analysis of the Put Valuation Statement and the resolution of the Disputed Put Items so long as directly relevant to such analysis; provided, however, (i) in no event will any of the Parties be required to produce information that cannot be provided through such Party’s accounting or Tax reporting principles, methods or policies and reporting systems in the Ordinary Course of Business, (ii) the provision of any information or access pursuant to this Section 3(f) will be subject to execution of confidentiality agreements as requested by the applicable Party, and (iii) nothing in this Section 3(f) will require any party to disclose information that is subject to any applicable privilege, including, without limitation, attorney-client privilege or the privilege of attorney work product.

(g)If the 2023 EBITDA, as finally determined pursuant to Section 3(d) or Section 3(e), as applicable, is less than $9,500,000, the Sellers will not be entitled to exercise the Put Right and the Put Exercise Notice will be deemed automatically withdrawn. If the 2023 EBITDA, as finally determined pursuant to Section 3(d) or Section 3(e), as applicable, is at least $9,500,000, unless mutually agreed by the Sellers Representative and the Buyer in writing, the consummation of the sale and transfer of the Option Shares pursuant to this Section 3 will occur on a date (the “Put Closing Date”) determined by the Buyer, which date will be within 60 days after final determination of the Put Purchase Price pursuant to Section 3(d) or Section 3(e), as applicable. No less than ten days prior to the Put Closing Date, the Buyer will provide written notice to the exercising Seller notifying it of the Put Closing Date.  On the Put Closing Date, (i) the Buyer and the Sellers will execute a public deed substantially in the form of Schedule 2(g) before a Notary Public nominated by the Buyer to formalize the sale and transfer of the Option Shares to the Buyer (or one or more of its delegates), and (ii) the Buyer will pay the corresponding Put Purchase Price, as finally determined pursuant to Section 2(d) or Section 3(e), to the Sellers by wire transfer of immediately available funds to the accounts designated in writing by the Sellers Representative and (iii) the Buyer and the Sellers will perform any further actions mutually agreed or required to formalize the sale and transfer of the Option Shares under applicable Spanish common Law (derecho común español). For the avoidance of doubt, the payment of the Put Purchase Price by the Buyer to the Sellers will be made proportionally to each Seller’s Ownership Percentage.

4.Accelerated Put Option.

(a)If at any time before the end of the relevant Accelerated Put Period (as defined herein), an Accelerated Put Event (as defined herein) occurs, the Sellers shall have the right and option, but not the obligation, to sell and transfer to the Buyer (or one or more of its delegates) all, but not less than all, of the Option Shares (the “Accelerated Put Right”). The Accelerated Put Right may be exercised during the period commencing on March, 15 at 00:01 a.m. Eastern time and ending on April, 30 at 11:59 p.m.in each of the years 2022, 2023 and 2024 (each of such period, an “Accelerated Put Option Period”).

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For the purposes of this Agreement:

(i)

“Accelerated Put Event” shall mean the approval by the relevant governing body of the Company (i.e. the general shareholders meeting or the board of directors) of any of the Accelerated Put Matters (as defined herein) without the favorable vote of the director appointed by Sorin Properties or of Sorin Properties, as applicable.

(ii)

Accelerated Put Matters” means the following: (i) the approval of the Annual Budget (as such term is defined in the Shareholders Agreement) or the approval of any material amendments to an Annual Budget previously approved by the board with the favorable vote of the director appointed by Sorin Properties (including, for the avoidance of doubt, the Annual Budget approved by the Parties for the remainder of 2020 and for 2021 attached to the Shareholders Agreement as Exhibit 3); and (ii) the appointment, removal or replacement of the CEO of the Company.

The Sellers agree that the Sellers Representative shall be able to decide, at its sole discretion, whether or not the Sellers shall exercise the Accelerated Put Right, for which purposes the Sellers hereby grant the Sellers Representative the full power and authority to exercise the Accelerated Put Right on their behalf. Any decision by the Sellers Representative to exercise the Accelerated Put Right on behalf of all the Sellers shall be final and binding upon them.

(b)Notwithstanding any provision of this Agreement to the contrary, the Accelerated Put Right may not be exercised if the Buyer has previously delivered to the Sellers the Call Exercise Notice pursuant to Section 2(c). For the avoidance of doubt, the Accelerated Put Right can be exercised regardless of the achieved EBITDA for any calendar year.

(c)Subject to Section 4(b), the Accelerated Put Right may be exercised by delivery from the Sellers Representative of a written notice of such exercise (the “Accelerated Put Exercise Notice”) to the Buyer at any time during any of the Accelerated Put Option Periods. Upon delivery of an Accelerated Put Exercise Notice in accordance with this Section 4, the Buyer (or one or more of its delegates) will be obligated to purchase from the Sellers, and the Sellers will be obligated to sell and transfer to Buyer (or one or more of its delegates), the Option Shares for an aggregate purchase price that equals the result of (i) the Company Valuation multiplied by (ii) the aggregated Seller Ownership Percentage of the Sellers  (the “Accelerated Put Purchase Price”). Within 30 days following the later of (A) Buyer’s receipt of the Accelerated Put Exercise Notice or (B) Entravision’s filing with the SEC of its Form 10-K for the fiscal year preceding the one where the Accelerated Put Option is exercised, if applicable, Buyer will prepare and deliver, or cause to be prepared and delivered, to the Sellers Representative a written statement (the “Accelerated Put Valuation Statement”) setting forth (i) the Buyer’s calculation of the EBITDA for the corresponding Relevant Measurement Period, and (ii) based thereon, the Buyer’s determination of the Company Valuation and the Accelerated Put Purchase Price. Within 20 Business Days following the Sellers Representative’s receipt of the Accelerated Put Valuation Statement from Buyer, the Sellers Representative may elect to not exercise the Accelerated Put Right by delivering written notice of such decision to Buyer from the Sellers Representative (the “Accelerated Put Rejection Notice”).

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(d)The Sellers Representative will have 20 Business Days from their receipt of the Accelerated Put Valuation Statement from the Buyer (the “Accelerated Put Objection Period”) to review the Accelerated Put Valuation Statement. Upon the expiration of the Accelerated Put Objection Period, the Sellers Representative will be deemed to have accepted (and will be deemed to have waived all rights with respect to), and will be bound by, the Accelerated Put Valuation Statement and the calculation of Company’s EBITDA for the corresponding Relevant Measurement Period , the Company Valuation and the Accelerated Put Purchase Price set forth therein, unless the Sellers Representative have notified Buyer in writing of their disagreement with the Accelerated Put Valuation Statement prior to the expiration of the Accelerated Put Objection Period (the “Accelerated Put Objection”), specifying each disputed item (each, a “Disputed Accelerated Put Item”) and setting forth in reasonable detail the basis for each Disputed Accelerated Put Item.  The Buyer will have 20 Business Days from the date on which it receives the Accelerated Put Objection to review and respond to such Accelerated Put Objection (the “Buyer Accelerated Put Response”).  To the extent the Buyer and the Sellers Representative are able to negotiate in good faith mutually agreeable resolutions for the Disputed Accelerated Put Items, the Accelerated Put Valuation Statement will be modified as necessary to reflect such mutually agreed resolution(s). If the Buyer and the Sellers Representative are able to resolve all Disputed Accelerated Put Items, the Accelerated Put Valuation Statement and the calculation of the Company’s EBITDA for the corresponding Relevant Measurement Period , the Company Valuation and the Accelerated Put Purchase Price set forth therein, as modified by such resolutions, will be deemed final, non-appealable and binding among the Buyer, the Sellers and the Sellers Representative for all purposes of this Agreement.

(e)If the Sellers Representative and the Buyer are unable to resolve all Disputed Accelerated Put Items within 20 Business Days after delivery of the Buyer Accelerated Put Response (or such longer period as may be mutually agreed by the Buyer and the Sellers Representative in writing), then the Disputed Accelerated Put Items shall be submitted to the Arbitration Firm, which shall be jointly engaged by Buyer and the Sellers Representative, to promptly review the Accelerated Put Valuation Statement and resolve such Disputed Accelerated Put Items.  Buyer and the Sellers Representative will request that the Arbitration Firm render its determination within 60 days following submission to it of such Disputed Accelerated Put Items.  The scope of the disputes to be resolved by the Arbitration Firm is limited to the Disputed Accelerated Put Items.  In resolving any Disputed Accelerated Put Item, the Arbitration Firm (i) will determine the Company’s EBITDA for the corresponding Relevant Measurement Period, the Company Valuation and the Accelerated Put Purchase Price in accordance with the provisions of this Agreement, (ii) may not assign a value to any item greater than the greatest value claimed for such item by either the Buyer or the Sellers Representative or less than the smallest value claimed for such item by either the Buyer or the Sellers Representative and (iii) will base its determination solely on written materials submitted by Buyer and the Sellers Representative (and not on any independent review).  Furthermore, the Parties acknowledge and agree that the Arbitration Firm shall have the sole and exclusive authority to resolve the Disputed Accelerated Put Items even if the resolution of legal issues is required to resolve the Disputed Accelerated Put Items.  The Parties further agree that the Arbitration Firm shall also have the sole authority to determine whether any such legal issues exist and, to the extent they do, to retain and consult with legal counsel of Arbitration Firm’s choosing with respect to legal conclusions or judgments arising from the Disputed Accelerated Put Items, provided that the Parties agree that such legal counsel shall not have any material commercial or professional relationship with any of the Parties.  The costs of

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any fees and expenses of the Arbitration Firm will be borne in equal parts by the Buyer and the Sellers. All determinations made by the Arbitration Firm will be final, conclusive and binding on the Parties, absent fraud or manifest error on the part of the Arbitration Firm, upon which the Arbitration Firm will deliver to the Buyer and the Sellers Representative a revised Accelerated Put Valuation Statement setting forth the updated calculation of Company’s EBITDA for the corresponding Relevant Measurement Period, the Company Valuation and the Accelerated Put Purchase Price, as modified by the Arbitration Firm’s final determinations, which will be deemed final, non-appealable and binding among the parties hereto for all purposes of this Agreement, and upon which a judgment may be rendered by a court of competent jurisdiction, and will not be subject to further appeal or review. The Parties acknowledge and agree that this Section 2(d) is an enforceable arbitration provision under the Uniform Arbitration Act, Title 10, Section 5701 et. seq. of the Delaware Code.

(f)For purposes of complying with the terms of Section 4(e), each Party hereto (i) will cooperate with and make available to the other Parties and its representatives information, records, data and working papers, and (ii) will permit access to its facilities and personnel, upon advance written notice of not less than two Business Days and during normal business hours, in each case as may be reasonably required in connection with the analysis of the Accelerated Put Valuation Statement and the resolution of the Disputed Accelerated Put Items so long as directly relevant to such analysis; provided, however, (i) in no event will any of the Parties be required to produce information that cannot be provided through such Party’s accounting or Tax reporting principles, methods or policies and reporting systems in the Ordinary Course of Business, (ii) the provision of any information or access pursuant to this Section 4(f) will be subject to execution of confidentiality agreements as requested by the applicable Party, and (iii) nothing in this Section 4(f) will require any party to disclose information that is subject to any applicable privilege, including, without limitation, attorney-client privilege or the privilege of attorney work product.

(g)The consummation of the sale and transfer of the Option Shares pursuant to this Section 4 will occur on a date (the “Accelerated Put Closing Date”) determined by the Buyer, which date will be within 60 days after final determination of the Accelerated Put Purchase Price pursuant to Section 4(d) or Section 4(e), as applicable. No less than ten days prior to the Accelerated Put Closing Date, the Buyer will provide written notice to the Sellers Representative notifying it of the Accelerated Put Closing Date.  On the Accelerated Put Closing Date, (i) the Buyer and the Sellers will execute a public deed substantially in the form of Schedule 2(g) before a Notary Public nominated by the Buyer to formalize the sale and transfer of the Option Shares to the Buyer (or one or more of its delegates), and (ii) the Buyer will pay the corresponding Accelerated Put Purchase Price, as finally determined pursuant to Section 4(d) or Section 4(e), to the Sellers by wire transfer of immediately available funds to the accounts designated in writing by the Sellers Representative and (iii) the Buyer and the Sellers will perform any further actions mutually agreed or required to formalize the sale and transfer of the Option Shares under applicable Spanish common Law (derecho común español).  For the avoidance of doubt, the payment of the Accelerated Put Purchase Price by the Buyer to the Sellers will be made proportionally to each Seller’s Ownership Percentage.

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5.Certain Covenants.

(a)Prepayment.  On or before January 31, 2023, the Buyer will make an advance payment in the aggregate amount of $4,500,000 (the “Prepayment”) to the Sellers on a pro rata basis in accordance with each Seller’s applicable Seller Ownership Percentage by wire transfer of immediately available funds to the accounts designated in writing by the Sellers Representative. The Prepayment will be treated as prepayment on the Call Purchase Price or the Put Purchase Price, as applicable, for all purposes of this Agreement.  Prior to making the Prepayment, the Buyer shall provide the Sellers Representative with notice of its intention to make the Prepayment (the “Prepayment Notice”).  Promptly following receipt of the Prepayment Notice, the Sellers Representative will provide the Buyer a notice setting for wire instructions for payment of the Prepayment and the amount of such Prepayment to be paid to each of the Sellers.  Notwithstanding anything to the contrary set forth in this Agreement or the Purchase Agreement, in the event that neither the Put Right nor the Call Right is exercised in accordance with this Agreement, the Sellers will be obligated to pay their respective portion of the Prepayment back to Buyer within 30 days following the expiration of the Call Option Period, by wire transfer of immediately available funds to the account designated in writing by the Buyer.  Additionally, in the event Prepayment has not been repaid in full at the time of (i) a sale of substantially all of the assets of the Company and the Subsidiaries or (ii) a sale of the capital stock in the Company to a third-party purchaser, the Sellers hereby irrevocably acknowledge and agree that the Prepayment shall be repaid out of the proceeds otherwise payable or distributable to the Sellers as a result of such transaction.

(b)Covenants.  Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Buyer makes no implied or express covenant relating to the operation of the Business after the Closing.  In connection therewith, the parties acknowledge and agree that Buyer will not have any obligation to conduct the Business of the Company in any manner whatsoever.  Each party agrees and acknowledges that the covenants set forth in this Agreement are the only covenants of Buyer and/or Seller in respect of or in connection with the operation of the Business following the closing of the transactions contemplated by this Agreement, the Purchase Agreement or any of the other Ancillary Agreements.

(c)Set-off.  The parties acknowledge and agree that the Buyer may, in its sole and absolute discretion, elect to set-off any amounts due and payable by the Buyer to Sellers under this Agreement, by any amount which Sellers (or any of them) are obligated to pay to Buyer under this Agreement, the Purchase Agreement (including any indemnification obligations arising thereunder) or any of the other Ancillary Agreements, provided for the avoidance of doubt that such amounts have become due and payable by the relevant Sellers pursuant to the terms of this Agreement, the Purchase Agreement or any of the other Ancillary Agreements, as applicable; and provided further, that notwithstanding anything herein to the contrary, Buyer shall be entitled to exercise rights of retention with respect to any amounts (whether or not due and payable) set forth in a Claims Notice delivered by Buyer related to (i) a breach of a Fundamental Representation, (ii) a breach of the representations and warranties set forth in Section 5.17 or Section 5.18 of the Purchase Agreement or (iii) a claim brought pursuant to Section 9.6 of the Purchase Agreement, in each case pending resolution of the matter set forth in the applicable Claims Notice. Such rights of set-off and retention shall be in addition to any other rights or remedies which Buyer may have relating to such amounts owing by Sellers (or any of them) to Buyer.  If the Buyer elects to exercise

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its right of set-off or retention, it shall notify the Seller Representative in writing, which notice shall identify the amounts owed to the Buyer and the facts or events given rise to such set off or retention.  In the event the Losses giving rise to the set-off or retention rights under this Section 5(c) are the result of a breach by a Seller of an Individual R&W (as defined in the Purchase Agreement) or a breach by a Seller of any covenants or obligations of such Seller under this Agreement, the Purchase Agreement or any of the other Ancillary Agreements, the Buyer may only exercise set-off or retention rights against amounts owing to such Seller.

(d)Approval of transfer of Option Shares. The Buyer and each of the Sellers hereby authorize and approve the transfer of the Option Shares pursuant to the Call Right, the Put Right and the Accelerated Put Right in the terms set forth in this Agreement and undertake to authorize and approve again, as necessary in the future, such transfer.

6.Representations and Warranties of the Parties.  Each of the Sellers and the Buyer will grant, as of the Call Closing Date, the Put Closing Date or the Accelerated Put Closing Date, as applicable, the representations and warranties included in the form of transfer deed of the Option Shares attached hereto as Schedule 2(g).  On the Call Closing Date, the Put Closing Date or the Accelerated Put Closing Date, the Sellers shall execute and deliver to the Buyer a release in form and substance reasonably acceptable to Buyer.

7.Miscellaneous.

(a)Termination.  This Agreement shall terminate on (i) the Call Closing Date, in the event of the sale and transfer of the Option Shares pursuant to Section 2, (ii) the Put Closing Date, in the event of the sale and transfer of the Option Shares pursuant to Section 3, (iii) the Accelerated Put Closing Date, in the event of the sale and transfer of the Option Shares pursuant to Section 4, or (iv) upon the expiration of the Call Option Period, in the event the sale and transfer of the Option Shares pursuant to Section 3 or Section 4 do not occur.

(b)No Assignment.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any party to this Agreement by operation of Law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void, except that the Buyer may assign and delegate any or all of its rights, interests and obligations under this Agreement (including the Buyer’s right and obligation to purchase the Option Shares hereunder), to any Affiliate as long as such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement, but no such assignment or delegation will relieve the Buyer or the Guarantor of its obligations under this Agreement if such assignee does not perform such obligations. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.

(c)Headings.  The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.

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(d)Entire Agreement.  This Agreement, the Purchase Agreement and the other Ancillary Agreements, including all exhibits, annexes and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company or the Sellers, on the one hand, and the Buyer, on the other hand, with respect to the subject matter hereof.

(e)Amendment.  The Buyer and the Sellers may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Buyer and the Sellers Representative.

(f)Extension; Waiver.  Any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any breaches of any representations and warranties made to such party herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  In addition, the Sellers Representative and the Buyer may (A) extend the time for the performance of any of the obligations or other acts of the other, (B) waive any breaches of the representations and warranties made to the Buyer (in the case of a waiver by the Buyer) or made to the Sellers (in the case of a waiver by the Sellers Representative) herein or in any document delivered pursuant hereto, and (C) waive compliance with any of the agreements or conditions for the benefit of Buyer (in the case of a waiver by Buyer) or made to the Sellers (in the case of a waiver by the Sellers Representative).  Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.  Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

(g)Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, then this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Unless otherwise indicated to the contrary herein by the context or use thereof:  (i) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder; (ii) all references to the preamble, recitals, sections, articles, exhibits or schedules are to the preamble, recitals, sections, articles, exhibits or schedules of or to this Agreement; (iii) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (iv) masculine gender also includes the feminine and neutral genders, and vice versa; (v) words importing the singular shall also include the plural, and vice versa; (vi) “or” is used in the inclusive sense (and/or) and the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”; and (vii) all references to “$” or dollar amounts are to lawful currency of the United States of America.

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(h)Severability.  If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, then the application of the remainder of such provision to such Party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.  The Parties shall negotiate to replace any provision of this Agreement adjudged invalid or unenforceable with another valid and enforceable provision that would implement the original intent of the Parties to the maximum extent permitted by applicable Law.

(i)Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given in accordance with the “Notices” Section of the Purchase Agreement, which is incorporated herein by reference.

(j)Third Party Beneficiaries.  Each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties.

(k)Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(l)Jurisdiction.  Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Designated Courts”), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Designated Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Designated Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Designated Courts, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any of the Designated Courts.  Each Party hereto also hereby agrees that any final and unappealable judgment against a party in connection with any such action or proceeding shall be conclusive and binding on such party and that such judgment may be enforced in any court of competent jurisdiction, either within or outside of the U.S.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.  With respect to any action, suit or proceeding for which it has submitted to jurisdiction pursuant to this Section 7(l), each party hereto irrevocably consents to service of process in the manner provided for the giving of notices pursuant to the Purchase Agreement.  Nothing in this Section 7(l) will affect the right of any party hereto to serve process in any other manner permitted by Law.  The foregoing consent to jurisdiction shall not (i) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any action, suit or proceeding resulting from, relating to or arising out of this Agreement or (ii) be deemed to confer rights on any Person other than the parties to this Agreement.

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(m)Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7(m).

(n)Specific Performance.  The parties to this Agreement agree that, in the event of any breach by any party of any covenant, obligation or other provision set forth in this Agreement for the benefit of another party, such other party shall be entitled (in addition to any other remedy that may be available to it) to seek (i) an Order of specific performance or other equitable relief to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction or other equitable relief restraining such breach.  Each of the parties to this Agreement agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.  Any party to this Agreement seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(o)Further Assurances.  From and after the date of this Agreement, at the request of Buyer, the Sellers will reasonably cooperate with Buyer, will take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, appropriate or desirable, and will execute and deliver (or cause any of its Affiliates to execute and deliver) to Buyer (or one or more of its delegates, as applicable) such additional instruments, conveyances, assurances and other documents, in order to carry out the provisions of this Agreement, implement the transactions contemplated by this Agreement and to consummate and make effective, in the most expeditious manner practicable, the sale, assignment and transfer of the Option Shares pursuant to Section 2, Section 3 or Section 4, as applicable (subject to the terms and conditions set forth herein). Without limiting the generality of the foregoing, each Party hereto covenants and agrees that, subsequent to the execution and delivery of this Agreement, if required by or desirable under applicable Laws, it shall, and shall cause its relevant Affiliates to, execute and deliver any further legal instruments and perform such acts which are, or may become necessary to effectuate the purposes of this Agreement as it relates to Spain or any other jurisdiction in which the Company or any of its Subsidiaries conducts the Business and any legal requirements, including the execution and delivery of any local transfer agreements and/or local transfer deeds.

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(p)Counterparts; Electronic Transmission.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties to this Agreement that execute such counterparts, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered by facsimile or electronic mail of a document in Adobe Portable Document Format or other electronic file based on common standards, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(q)Notarization. Notwithstanding the preceding Section 7(p), the Parties agree to appear today before the Spanish Notary of Madrid Mr. Ignacio Manrique Plaza to raise this Agreement to public deed.

(r)Sellers Representative.  Each Individual Seller hereby irrevocably appoints Sorin Properties (the “Sellers Representative”) as its sole and exclusive agent, representative and attorney-in-fact (apoderado) for each such Seller, for and on behalf of each such Seller, with full power and authority to represent each Seller and such Seller’s successors and assigns with respect to all matters arising under this Agreement and all actions taken by the Sellers Representative under this Agreement will be binding upon each such Seller and such Seller’s successors and assigns as if expressly ratified and confirmed in writing by each of them.  Without limiting the generality of the foregoing, the Sellers Representative has full power and authority, on behalf of each Seller and such Seller’s successors and assigns, to (a) interpret the terms and provisions of this Agreement, (b) exercise the Put Right or the Accelerated Put Right, (c) settle all matters arising under Section 2, Section 3 or Section 4 of this Agreement, including resolving any questions and making any determinations regarding the Call Purchase Price, the Put Purchase Price or the Accelerated Put Purchase Price, (d) negotiate and compromise any dispute that may arise under this Agreement, (e) sign any releases or other documents with respect to any such dispute, (f) receiving services of process upon the Sellers, (g) executing and delivering to the Buyer or any other Person on behalf of any of or all of the Sellers any and all instruments, certificates, documents and agreements called for by this Agreement and the transactions contemplated hereby and thereby; (h) receiving or providing notices on behalf of the Sellers with respect to any matter or legal proceeding arising out of or relating to this Agreement, (i) taking all actions necessary or appropriate in the judgment of the Sellers Representative on behalf of the Sellers in connection with this Agreement and (j) in connection with any of the foregoing actions, engaging and hiring accountants, auditors, appraisers, legal counsel and other legal and financial experts as may be necessary and appropriate properly to discharge the Sellers Representative’s duties and obligations hereunder. The Sellers Representative shall be entitled to exercise these faculties event if by doing so it incurs in self-contracting, multirepresentation or conflict of interest.  A Seller will be deemed a party or a signatory to any agreement, document, instrument or certificate for which the Sellers Representative signs on behalf of such Seller.  All decisions, actions and instructions by the Sellers Representative, including exercising the Put Right or the Accelerated Put Right and determining the Put Purchase Price, Call Purchase Price and Accelerated Put Purchase Price, will be conclusive and binding on each Seller and no Seller has the right to object, dissent, protest or otherwise contest the same.  In particular, the Parties acknowledge that it is an essential element of this Agreement that the Seller Representative shall be entitled to take all decisions related to the Call Right, the Put Right and the Accelerated Put Right (including the exercise of such rights and the relevant purchase prices) on behalf of the Sellers, and the Sellers undertake to comply with all the decisions taken by the Seller Representative in connection with the foregoing. Without prejudice to the

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above, the Individual Sellers undertake, as guarantee of their compliance with the terms set forth hereunder, to grant an irrevocable power of attorney, which shall be notarized and apostilled, as applicable, to the Sellers Representative as soon as possible after the Closing Date and in any case within 10 days after the execution of this Agreement so that the Sellers Representative may effectively carry out and execute any and all actions hereunder foreseen on behalf of each Individual Seller, in accordance with the form attached as Schedule 7(r). If any of the Individual Sellers transfers his shares to an Affiliate (as this term is defined in the Shareholders Agreement) in the terms set forth in Clause 8.1 of the Shareholders Agreement, the consummation of such sale shall be conditional upon the delivery by the Affiliate of an irrevocable power of attorney in favor of the Sellers Representative in the terms of Schedule 7(r).

The Sellers shall hold harmless the Buyer from and against any Losses (as defined in the Purchase Agreement) that it may suffer or sustain as the result of any claim by any Person that an action taken by the Seller Representative on behalf of the Sellers is not binding on, or enforceable against, the Sellers. The Buyer has the right to rely conclusively on the instructions and decisions of the Sellers Representative as to the final determination of the Put Purchase Price, the Call Purchase Price, the Accelerated Put Purchase Price or any other actions required to be taken by the Sellers Representative hereunder, and no Party hereunder will have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Seller Representative.

The appointment of the Sellers Representative is an agency coupled with an interest and is irrevocable and any action taken by the Sellers Representative pursuant to the authority granted in this Section 7(r) is effective and absolutely binding on each Seller notwithstanding any contrary action of or direction from such Seller.  The death or incapacity, or dissolution or other termination of existence, of any Seller does not terminate the authority and agency of the Sellers Representative (or successor thereto).  The provisions of this 7(r) are binding upon the executors, heirs, legal representatives and successors of each Seller, and any references in this Agreement to a Seller or the Sellers means and includes the successors to the Sellers’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

The Sellers Representative shall not be liable to any Seller for any act of the Sellers Representative taken in good faith and in the exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any Losses actually incurred by such Seller as a proximate result of the gross negligence or bad faith of the Sellers Representative.  The Sellers Representative shall not be liable for, and may seek indemnification from the Sellers for, any Losses incurred by the Sellers Representative while acting in good faith and in exercise of its reasonable judgment and arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent that such Losses is the proximate result of gross negligence or bad faith of the Sellers Representative.  The Sellers Representative shall be entitled to recover from the Sellers any out-of-pocket costs and expenses reasonably incurred by the Sellers Representative in connection with the actions taken by the Sellers Representative with respect to this Agreement (including the hiring of legal counsel and the incurring of legal fees and costs).  If Sorin Properties declines to serve, resigns or becomes legally incapacitated, then a successor Sellers’ Representative may be appointed by a majority in interest of the Sellers which shall be determined based on the number of Shares held by the Sellers immediately prior to the Closing.

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The provisions of this Section 7(r) shall survive the resignation and replacement of the Sellers’ Representative.

8.Guaranty.

(a)To induce Sellers to enter into the Purchase Agreement and this Agreement, which will provide substantial benefit to Guarantor, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as an independent obligation of Guarantor, the prompt and complete payment of each and every of the following (without duplication), as and when due, as primary obligor and not merely as surety, for the benefit of each of the Sellers (collectively, the "Guaranteed Obligations"):

(i)the Call Purchase Price, if and when the same becomes payable pursuant to this Agreement;

(ii)the Put Purchase Price, if and when the same becomes payable pursuant to this Agreement;

(iii)the Accelerated Put Purchase Price, if and when the same becomes payable pursuant to this Agreement;

(iv)the Prepayment under Section 5 of this Agreement; and

(v)all reasonably incurred out-of-pocket costs, expenses and fees, including but not limited to court or arbitration costs and reasonable attorneys' fees, arising in connection with, or as a consequence of the non-payment, nonperformance or non-observance of any obligations and/or liabilities of Buyer under this Agreement; provided, however, that in no event shall Guarantor be liable for any special damages or consequential damages.

(b)This guaranty is a guaranty of payment and not of collection and shall apply regardless of whether recovery of any Guaranteed Obligations may be or become barred by any statute of limitations, discharged, or uncollectible due to any change in law or regulation in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable.

(c)Guarantor hereby agrees that its obligations hereunder shall not be limited, diminished, released or discharged by reason of any change, amendment, modification or supplement to, or waiver or release of any provisions of, this Agreement (and Guarantor hereby waives notice of any such change, amendment, modification, supplement, waiver or release). Guarantor further agrees that all sums payable by Guarantor hereunder shall be made in immediately available funds and shall not be subject to any defense, setoff or counterclaim whatsoever or be modified, released or affected by any other act, omission or circumstance whatsoever which might constitute a legal or equitable discharge of a surety or guarantor.

(d)Guarantor hereby expressly waives notice of acceptance of this guaranty by the Sellers and notice of the Guaranteed Obligations and any action taken with regard thereto. Guarantor hereby waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Guaranteed Obligations, suit, or the taking of and failing to take other action by the Sellers against the Buyer, Guarantor or others. Guarantor hereby waives any and all surety defenses.

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(e)Guarantor hereby waives (i) any right to assert against Buyer as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), counterclaim, set-off, crossclaim and/or other claim which Guarantor may now or at any time hereafter have against Buyer or any other party liable to Sellers in any way or manner; and (ii) any defense arising by reason of any claim or defense based upon an election of remedies by Sellers which in any manner impairs, affects, reduces, releases, or extinguishes Guarantor’s subrogation rights, rights to proceed against Buyer for reimbursement, or any other rights of Guarantor to proceed against Buyer or against any other person, property or security.

(f)Until all Guaranteed Obligations are paid in full, Guarantor hereby waives all rights of subrogation, reimbursement, contribution and indemnity from Buyer and any collateral held therefor, and Guarantor hereby subordinates all rights under any debts owing from Buyer to Guarantor to the prior payment of the Guaranteed Obligations.

(g)Guarantor agrees that one or more successive or concurrent actions may be brought hereon against Guarantor. Whether or not legal action is instituted, Guarantor agrees to reimburse Sellers on demand for all costs, expenses and fees included within clause (iv) of the definition of term Guaranteed Obligations.

(h)The failure of the Sellers to enforce any provisions of this guaranty at any time for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies of the Sellers shall be cumulative.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

Buyer:

ENTRAVISION DIGITAL HOLDINGS, LLC

By:	/s/ Marina Marta Bru Cruz
Name:	Marina Marta Bru Cruz
Title:	Attorney

Guarantor:

ENTRAVISION COMMUNICATIONS CORPORATION:

By:	/s/ Blanca Puyol Martínez-Ferrando
	Name:	Blanca Puyol Martínez-Ferrando
	Title:	Attorney

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

SELLERS:

Mr. Carlos Córdoba

/s/ Carlos Córdoba

Mr. Germán Herebia

By:	/s/ Carlos Córdoba
	Name:	Mr. Carlos Córdoba
	Title:	Attorney

Mr. Rodrigo Marcos

By:	/s/ Carlos Córdoba
	Name:	Mr. Carlos Córdoba
	Title:	Attorney

Mr. Lucas Morea

By:	/s/ Carlos Córdoba
	Name:	Mr. Carlos Córdoba
	Title:	Attorney

Sorin Properties, S.L. Unipersonal:

By:	Francisco Duque Delgado
	Name:	Francisco Duque Delgado
	Title:	Joint Director